UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2011

Municipal Mortgage & Equity, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(443) 263-2900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On November 9, 2011 Municipal Mortgage & Equity, LLC held its annual meeting of shareholders. At that meeting, the shareholders of Municipal Mortgage & Equity, LLC elected Douglas A. McGregor and Fred N. Pratt, Jr.  to the Board of Directors for a three year  term and ratified the selection of KPMG, LLP as independent registered public accountant for the year ended 2011.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	Election of directors nominated by Municipal Mortgage & Equity, LLC to serve for a term to expire in 2014 and until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
DOUGLAS A. MCGREGOR	8,276,809	388,149	87,864	26,436,657
FRED N. PRATT, JR.	8,266,366	396,842	89,614	26,436,657

2.	Ratification of KPMG, LLP as independent registered public accounting firm for 2011:

For	Against	Abstained	Broker Non-Votes
34,285,432	635,926	268,121	(0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 14, 2011	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President